NATIONSBANK  ;Simple  Interest  Fixed  Rate
Account  Number  Note  Date
000000000219982460009-  --11/27/1998

Borrower  Name  and  Address  PIERRE  ELLIOTT
------------------------------------------------------------------------------
4320  NW  107  AVE
CORAL  SPRINGS  FL  33065.7711

I promise to pay to the order of NATIONSBANK. N.A. ("NationsBank") the principal amount of $ 75,363.90 ("Amount of Note.'), interest on the unpaid principal balance and any other charges authorized by this Promissory Note (the
"Outstanding Balance")at a fixed rate of 10.500 % per annum (the "Interest Rate"). The Amount of Note will be advanced to me and/or to others on my behalf. Payment(s) will be made in accordance with the Payment Schedule set out in the Federal Truth in Lending Disclosure.

APR        FINANCE  CHARGE     AMOUNT  FINANCED     TOTAL  0F     PAYMENTS
10.529%         $75,343.59          $ 75,263.90                $150,607.49

Number of Payments Amount of Payments When Payments are due 179 $836.72 MONTHLY BEGINNING 01/11/1999

1  $834.61  FINAL  PAYMENT  DUE  12/11/2013

Security:  Goods  or  property  being
purchased.  (i)  Other  91  FLEETWOOD  AMERICAN  EAGLE
                        ------------------------------

You also have the right to apply any deposit or account that I have with you, as well as any instruments or securities of mine which you hold, toward payment of any amounts due under this Promissory Note. It I have other loans with you or take out other loans in the future, collateral securing other loans may also secure this loan, except that my principal dwelling or household goods will not secure this loan unless specifically identified as Security above and margin stock used as collateral for purpo6e credit will not secure this loan, unless specifically identified as Security above.

Filing/Releasing  Fees:               $    0.00
Florida  Documentary  Stamp  Tax:     $  263.90
Florida  Intangible  Tax              $    0.00
               --------
Late Charges:: If I am more than 10 days late in paying all or part of a payment, I will be charged a late charge of 5% of the past due payment.

Prepayment: If I pay the loan off early, you will not require me to pay a penalty.

Assumption: This loan, whether or not secured by my principal residence, may not be assumed under the original terms and conditions.

I will see this Promissory Note and any other loan documents for additional information about non-payment, default, any required repayment in full before the scheduled date, prepayment refunds, penalties and for further information about NationsBank's security interest.

Since interest will accrue daily on the principal amount outstanding, the actual finance charge, total of payments and final payment may vary, depending upon the date(s) payments are actually made by me. Items preceded by a box are applicable only if checked.

Additional terms of this Promissory Note. Words not defined elsewhere in this Promissory Note have the meanings shown in the Federal Truth in Lending Disclosure.

NATIONSBANK  Page  2
R.1  Borrower  Loan  Number
00000000219982460009  Verbal  Verification  Date  PIERRE  ELLIOTT

The undersigned grantor (jointly and severally, "Grantor") for valuable consideration, the receipt and adequacy are acknowledged, assign and grant NATIONSBANK, N.A. located at 14655 SW 104th ST, MIAMI, FL 33186, a security interest in the following collateral:

91  Fleetwood  American  Eagle  Serial  No.  4S7KT9SOXMCOO4075

which will be primarily located at: 4320 N.W. 107th AVE, Coral Springs, FL 33065 together with all parts and equipment used in addition therewith, replacements, accessions, proceeds, products and similar after-acquired property (such as tires, tape players, speakers, or batteries attached to the car). This security interest is given to secure payment of all indebtedness evidenced by a promissory note, line of credit or other financial accommodation in the amount of $75,363.90, dated November 27, 1998.

("Borrower", whether one or more), including all renewals, consolidations, modifications, extensions and replacements thereof (the "Obligation"), including all costs and expenditures incurred by NationsBank under this Agreement or under the Obligation. Despite any other provision of this Agreement, NationsBank is not granted, and will not have, a non-purchase money security interest in household goods, to the extent such a security interest would be prohibited by applicable law.

Grantor  expressly  warrants  and  covenants:

COVENANTS. Grantor owns and possesses the Collateral and will keep it free from any other security interest, lien, claim, charge or encumbrance except NationsBank's security interest. Grantor will keep the Collateral at the location specified in this Agreement: Grantor will not remove the Collateral from the jurisdiction where the Obligation is originated without NationsBank's written consent (except for routine travel if the Collateral consists of vehicles). Grantor shall not pledge, mortgage, sell, lease, encumber, transfer, assign or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, other than the security interest provided for in this Agreement, without the prior written consent of NationsBank. Grantor will immediately notify NationsBank in writing of any change in the location or the Collateral or of Grantor's residence. Grantor will properly maintain and care for the Collateral. Grantor will neither use nor permit use of the Collateral in violation of any law. Grantor will make the Collateral available to NationsBank for inspection at any time. Grantor will promptly pay all taxes, asses6ments or other charges against the Collateral or on this Agreement. Grantor will execute any document NationsBank deems necessary and take whatever actions are requested by NationsBank to perfect and continue NationsBank's
Security interest in the Collateral. Grantor hereby irrevocably makes, constitutes and appoints NationsBank as Grantor's true and lawful attorney-in-fact for the purposes of executing documents necessary to perfect 01' continue the security interest granted in this Agreement. To the extent that the Collateral consists of vehicles or other titled property , Grantor shall not take or permit any action which would require application for certificates of title outside the jurisdiction where the Obligation is originated, without the prior written consent of NationsBank.

FAILURE  TP  PAY  TAXES,  COSTS  AND  TO  MAINTAIN  COLATERAL.
If Grantor fails to keep the Collateral in good condition and repair or if Grantor fails to Pay any applicable taxes or costs for filing financing or continuation statements,
NationsBank may, but shall not be obligated to, cause the Collateral to be maintained or repaired or pay such costs. Grantor will immediately pay to NationsBank on demand all of NationsBank's costs and expenses for so doing, plus interest on such amounts at the same rate payable on the Obligation. Any such amount paid by NationsBank under this Agreement is secured by the Collateral.

INSURANCE. Grantor will keep the Collateral insured against such risks and in such amounts as NationsBank may reasonably require from time to time with companies acceptable to NationsBank, for the term of the Obligation, against such casualties and in such manner as NationsBank shall reasonably require. In addition, if any part of the Collateral consists of a mobile home which is situated in a flood zone pursuant to the National Flood Insurance Act of 1968, as amended, or pursuant to any National or state flood insurance program (at any time of origination of the Obligation or at any time during the term of the Obligation), Grantor will maintain flood insurance covering the Collateral in an amount less than the lesser of (a) the maximum limit of insurance coverage then available with respect to the Collateral pursuant to any and all national and state flood insurance programs then in effect or (b) the outstanding amount of the obligation


NATLONSBANK  Page  3
R.1  Borrower  Loan  Number
00000000219982460009  Verbal  Verification  Date  PIERRE  ELLIOTT  (  ~c


BOOKING/ MAINTENANCE. A portion of the NationsBank Fee (amount equal to the lesser of $50 or 2% of the Amount of Note). if any. disclosed in the:
Itemization of Amount Financed above, IS a booking/memo fee as provided by Florida Statutes Section 658.49 (as amended from time to time). Any amount above the booking/maintenance fee is either a loan or an origination fee. An fees, charges and other expenses of this loan of this Promissory Note is secured by real property), is authorized pursuant to Chapter 666. Florida Statutes, and Chapter 687.12, Florida Statutes.

LATE CHARGES. If I fail to make a payment when due you may charge a late charge as set out in the Federal Truth in Lending Disclosure. Unless otherwise required by applicable law, for purposes of determining whether a late charge is due with regard to a current installment due you will apply any payments you receive to the oldest maturing installment due in the manner provided above. Any late charge will be in addition~ to and not in place of accrued interest under this Promissory Note.

EVENTS of DEFAULT. I will be in default under this Promissory Note if I fail to make any payment when due. regardless Of how such amount may have become due, or if I fail to payor perform 8Dy other obligation, liability or indebtedness to NationsBank, or if any covenant agreement or condition herein is not fully and timely performed, observed or kept; or if any bankruptcy or insolvency proceeding is instituted ~ or against me, or if any tax lien, levy or garnishment is levied against me; or if you in good faith believe that the prospect of repayment or performance under any agreement I may have with you is impaired; or if you reasonably deem yourself insecure for any reason; or if you determine that any representation made to you is. or was, materially untrue or misleading; or if any Borrower shall die, or. if any Borrower is a corporation. partnership, limited liability company, association or other duly organized business entity, if such Borrower shall be dissolved. liquidated, terminated or otherwise fail to maintain good standing in its state of organization; or if any event of default exists or occurs under any security agreement or other document evidencing a lien against any Collateral; or if any of the events described in this section with respect to any guarantor of this Promissory Note. If this Promissory Note is secured by improved real property and any part or all of the Collateral is sold transferred, conveyed or all Signed(including to a spouse, to a trust (living. revocable or otherwise). through probate or as a gift) without your prior; written consent, I will be in default of this Promissory Note. A default by me any of us (if this is a joint loan) will be a default by all of us. You may collect from or bring legal action against any of us (if this is a joint loan) without giving up any of your rights against any other person. A court decree for divorce or separation o~ a non-court approved mutual agreement does not affect eliminate or reduce any Borrower's liability for the Outstanding Balance since NationsBank is not a party to the decree or to the agreement.

RIGHTS AFTER DEFAULT. Whenever there is an event or default under this Promissory Note, subject to limitations of applicable law, we may demand immediate payment of the Outstanding Balance. After NationsBank has accelerated the maturity of this Promissory Note or after the maturity of this Promissory Note. whichever occurs first, I agree to pay interest from that date calculated upon the amount legally owed by me, at an annual rate of interest equal to the maximum amount allowable by law, provided that any interest paid or agreed to be paid by me to you shall not exceed the maximum amount possible under applicable law.

WAIVERS. I waive presentment, demand, notice of demand and notice of acceleration of maturity, protest and notice of non-payment, notice of dishonor, and any other notice whatsoever that may be legally waived, and I agree you may accept partial payments and release or substitute, all without notice to me, before or after maturity, and that you may also extend the time of oayment and that additional makers, co-makers, gurantors, and suritoes may become parties hereto, without notice to me or any of us and without effecting my iability hereon.

OTHER CHARGES. I agree to pay, on demand, all costs and expenses of collection of this Promissory Note or any of the guarantee thereof and/or the enforcement of your rights with respect to the promissory note, including reasonable attorney's fees equal to 10% of the outstanding balance or such higher amount as a court may deem reasonable. I also agree to pay $20.00 for the return of any dishonored payment given towards the Promissory Note.

MISCELLANEOUS. No waiver of any default by you shall operate as a waiver of any other default. You do not have to pay a refund to me if the amount of the refund is less than $1.00. If any of the provisions of this Promissory Note shall, for any reason, be held to be invalid or unenforceable, such shall not effect any portion of the provision hereof. As used herein, the singular number shall include the plural. To improve customer service calls may be recorded. This promissory note shall be governed by the laws of the State of Florida. Any notice mailed prepaid to my address shown at the beginning of the promissory note shall give at least five (5) days before the time and date for which the event will occur.


NATLONSBANK  Page  4
R.1  Borrower  Loan  Number
00000000219982460009  Verbal  Verification  Date  PIERRE  ELLIOTT

NATIONSBANK.  N  .A.  ("NationsBank'.)  is making a loan to the above referenced
--------------------------------------
customer secured by the collateral designated below. Our customer has indicated that insurance coverage for the collateral described below is being secured by you. This property is pledged to us as security and the right to receive payment under this policy. or any renewal thereof, has been assigned to us. NationsBank should, therefore, be named Loss Payee/Mortgagee on the policy with tile right to pay premium payments if the insured fails to do so, with 30 days advance notice of cancellation or non-renew~. We request you forward a signed original policy .or a true and certified copy of the policy. providing the coverage described below to Insurance Tracking Services P.O. Box 740030, Atlanta GA 30374-0030.

If you can not verify coverage, please indicate so in the space provided below and mail this form to Insurance Tracking Services P.O. Box 740080, Atlanta GA 30374.0080.

D Mortgage/Deed of Trust .NationsBank should be named D First Mortgagee D Second Mortgagee

Property  Location  I  Replacement  Value  Insurance  1$
--------------------------------------------------
NationsBank  should  be  named  as  First  Loss  Payee  on  the  following:

Collateral  Description:  Year  Make  Model

91  FLEETWOOD  AMERICAN  EAGLE
---------------------------

4S7KT9$OXMC004075

D Boats (Security Agreement) .NationsBank should be named as First Loss Payee on the following:

D Boat/Yacht (Preferred Mortgage) .NationsBank should be named as First Mortgagee on the following:
Replacement  Value  Insurance  $

D Aircraft (Security Agreement) -NationsBank should be named as First Lose Payee on the aircraft described below with a breach of warranty endorsement description of aircraft and designated pilot rating.
under your arrangement will a NationsBank Corporation affiliate bank to accept payments from its customers or at a NationsBank ATM, or is made m a form other than a check or money order (except cash), the payment may not be credited to the loan for up to five (5) days. If the due date falls on a Saturday, Sunday or legal holiday, the due date Will not be extend and if you do not receive the payment at the address specified on or before the due date the payment will be considered late.